Exhibit 99.1

GlyEco Announces Conference Call to Discuss 2013 Financial Results
Revenues Increased 337% to $5.5 Million; Stockholders' Equity Increased 227% to $11.2 Million
 GlyEco, Inc.
April 16, 2014 8:00 AM

PHOENIX, April 16, 2014 (GLOBE NEWSWIRE) -- Sustainable glycol technologies leader GlyEco, Inc. (GLYE) ("GlyEco" or the "Company") announces its audited financial results for the year ended December 31, 2013.

Fiscal 2013 Financial Highlights:

Revenue increased 337% to $5.5 million, up from $1.3 million in 2012
Gross profit increased 41% to $345,000, up from $245,000 in 2012
Total assets increased 176% to $15.7 million, up from $5.7 million in 2012
Net equipment assets increased 705% to $5.5 million, up from $685,000 in 2012
Stockholders' equity increased 227% to $11.2 million, up from $3.4 million at year end 2012

"Our audited financial results were in line with our previously announced proforma numbers issued on March 31," stated John Lorenz, CEO of GlyEco. "On our upcoming conference call, we look forward to sharing more detail and color about our impressive 2013 performance and what we expect going forward. We're still in the very early stages of the substantial opportunity for our commercial production of Type 1 recycled glycol, and the work we've completed to date, including extensive facility upgrades, has placed GlyEco in a position of significant strength for the quarters ahead."

GlyEco filed its Form 10-K with the U.S. Securities and Exchange Commission on April 15, 2014.

Conference Call

GlyEco will host a conference call on Tuesday, April 22, with CEO John Lorenz and CFO Alicia Williams Young at 4:15 p.m. Eastern time (1:15 p.m. Pacific time). To participate in the call, please dial (877) 941-1427, or (480) 629-9664 for international calls, approximately 10 minutes prior to the scheduled start time.

A replay of the call will be available for two weeks from 7:30 p.m. ET on April 22, 2014, until 11:59 p.m. ET on May 6, 2014. The number for the replay is (877) 870-5176, or (858) 384-5517 for international calls; the passcode for the replay is 4680263.

About GlyEco

GlyEco is a green chemistry company with a patent-pending technology for transforming a hazardous waste into green products. GlyEco Technology(TM) has the unique ability to clean the polluted glycols from all five waste-producing industries: HVAC, Textiles, Automotive, Airline and Medical. This technology recycles waste glycol to meet ASTM Type 1 specifications -- the same level of purity expected of refinery-grade glycols.

This patent-pending technology enables our clients to handle the removal of their waste glycol in a responsible and environmentally safe manner. Our clients can treat glycols as a more sustainable resource, recycling and re-using waste glycols repeatedly. Since most polluted glycol is disposed of in our surface waters - which can have devastating results for the environment, especially aquatic life - the GlyEco Technology(TM) solution gives our customers a way to reduce waste while caring for the environment, while reducing their costs.

About Glycol Recycling

Recycling waste glycols presents an inventive solution to supply shortages and increasing costs for refinery-produced material. Global consumption for refinery-produced ethylene glycol is over 5.5 billion gallons per year and climbing. GlyEco Technology(TM) is uniquely able to process all five sources of waste glycols, opening new avenues of supply. With proper handling, glycols can be recycled and reused indefinitely, creating the opportunity to utilize this valuable material as a predominately sustainable resource.

Special Note Concerning Forward-Looking Statements

This release contains statements that may constitute "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. These statements regard the intent, belief, and expectations of the Company. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance, they involve risks and uncertainties, and their results may differ materially.

Contact:
Jon Cunningham
RedChip Companies, Inc.
Tel: 1-800-RED-CHIP (733-2447), ext. 107
Email: jon@redchip.com